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                                                                      Exhibit 23

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos.33-60457, 33-60459, 33-67128, 33-56913, 33-50998, 33-17552, 33-41660 and
33-19183 of The Timberland Company on Forms S-8 and Registration Statement No.33-56921 on Form S-3 of our reports dated February 7, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 27, 1996